UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2021

BIMI International Medical Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34890	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9th Floor, Building 2, Chongqing Corporation Avenue, Yuzhong District, Chongqing, P. R. China	116000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (8604) 1182209211

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	BIMI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 28, 2021, BIMI International Medical Inc., a Delaware corporation (the “Company”), received a deficiency letter from the Nasdaq Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s common stock has been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). The Nasdaq deficiency letter has no immediate effect on the listing of the Company’s common stock, and its common stock will continue to trade on The Nasdaq Capital Market under the symbol “BIMI” at this time.

Under Rule 5810(c)(3)(A), the Company will be provided a compliance period of 180 calendar days, until March 28, 2022, to regain compliance. If at any time during this 180 day period the closing bid price of the Company’s securities is at least $1.00 for a minimum of ten consecutive business days, the Company’s compliance will be regained.

In the event the Company does not regain compliance in the first compliance period, it may be eligible to apply for an additional 180 calendar days to regain compliance. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement. The Company will also need to provide written notice of its intention to cure the deficiency during the second compliance period. However, if it appears to the NASDAQ staff that the Company will neither be able nor otherwise eligible to cure the deficiency, it may be subject to delisting by NASDAQ.

The Company intends to actively monitor the closing bid price for its common stock and will consider available options to resolve the deficiency and regain compliance with Rule 5550(a)(2).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2021, the Company received a letter from Ms. Yanhong (Amy) Xue, pursuant to which Ms. Xue resigned from her position as Chief Financial Officer of the Company, effective September 26, 2021.

The Company promoted Ms. Baiqun Zhong, currently the CFO of the Company’s wholly-owned subsidiary Bimai Pharmaceutical (Chongqing) Co., Ltd., to be the Company’s interim Chief Financial Officer, effective September 27, 2021.

Ms. Baiqun Zhong (58) has been engaged in the financial and accounting industry for more than 30 years. She previously served as the Company’s interim Chief Financial Officer from May 21, 2021 to July 14, 2021. Since October 2020, Ms. Zhong has served as the CFO of the Company’s wholly-owned subsidiary Bimai Pharmaceutical (Chongqing) Co., Ltd. From October 2019 to October 2020, she was the CFO of the Company’s wholly-owned subsidiary, Chongqing Guanzan Technology Co., Ltd. From January 2009 to September 2019, Ms. Zhong was the Chief Accountant of Chongqing Yichen Trade Company, in charge of the company’s financial affairs. From January 2006 to December 2008, she was the Supply and Distribution Manager of Chongqing Cafu Automobile Co., Ltd., an automobile retailer. From January 2001 to December 2005, she was the Chief Accountant of Guangzhou Baiyun Lantian Medical Co., Ltd. Ms. Zhong holds a bachelor’s degree in accounting from Chongqing Technology and Business University and a Chinese CPA license.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2021	BIMI International Medical Inc.

	By:	/s/ Tiewei Song
	Name:	Tiewei Song
	Title:	Chief Executive Officer

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